UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 20, 2010

Date of Report (Date of earliest
event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Market

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2010, Poniard Pharmaceuticals, Inc. (the “Company”) received a letter from the Nasdaq Stock Market stating that the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5450(a)(1).  The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.

The Company has been provided 180 calendar days, or until January 18, 2011, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day grace period.  Nasdaq may, in its discretion, require the Company’s common stock to maintain a closing bid price of at least $1.00 for a period in excess of ten consecutive trading days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

If the Company does not regain compliance by January 18, 2011, it will receive written notification from Nasdaq that its common stock is subject to delisting.  The Company may, at that time, appeal the delisting determination to a Nasdaq Hearings Panel.  Such an appeal, if granted, would stay delisting until a Panel ruling.  Alternatively, if at that time the Company satisfies all of the initial listing standards, with the exception of the minimum bid price, for the Nasdaq Capital Market, the Company could apply to transfer the listing of its common stock to the Nasdaq Capital Market and thereby receive an additional 180 calendar days to regain compliance with the minimum bid price requirement.

The Company will consider available options to resolve the minimum bid price deficiency and regain compliance with the Nasdaq minimum bid price requirement.  There can be no assurance that the Company will be able to regain or maintain compliance with the minimum bid price rule or other listing criteria or that an appeal, if taken, would be successful.

***

Statements made in this report relating to future financial or business performance, conditions or strategies and other financial or business matters, including expectations and strategies regarding the Company’s ability to comply with applicable listing standards, the Company’s ability to transfer to the Nasdaq Capital Market and actions by Nasdaq.  These forward-looking statements are subject to certain assumptions, risks and uncertainties that could cause actual results and events to differ materially from the statements made.  Examples of such risks and uncertainties include:   the Company’s ability to secure and maintain strategic partnerships to support the continued development of its picoplatin product candidate; the Company’s anticipated future operating losses, need for future capital and ability to obtain future funding; the potential safety, efficacy and commercial viability of picoplatin; the risk that the Company’s additional analyses of data from clinical trials of picoplatin may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted trials; the receipt and timing of FDA and other regulatory approvals and actions; the Company’s ability to retain key personnel; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; changes in technology, government regulation and general market conditions; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: July 23, 2010	By:	/s/Michael K. Jackson
Name: Michael K. Jackson
Title: Senior Director of Finance and
Principal Accounting Officer